--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  July 1, 1997

                               1ST UNITED BANCORP
             (Exact Name of Registrant as Specified in its Charter)


 FLORIDA                           0-20254                        65-0178023
 (State or other              (Commission File                 (IRS Employer
 jurisdiction of               Number)                          Identification
 incorporation)                                                 Number)


 980 N. FEDERAL HIGHWAY, BOCA RATON, FLORIDA                        33432
 (Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code (561) 392-4000

--------------------------------------------------------------------------------

ITEM 2 ACQUISITION

         On April 22, 1997, 1st United Bancorp ("Bancorp") and 1st United Bank executed an agreement (the "Agreement") to acquire Seaboard Savings Bank, F.S.B. ("Seaboard"). A Form 8-K dated April 22, 1997 was filed upon the signing of the Agreement.

         On July 1, 1997 the transaction was consummated. Under the terms of the Agreement, Bancorp issued approximately 260,000 shares of Bancorp Common Stock and paid $4.125 million to the shareholders of Seaboard. The source of the cash portion of the merger consideration was the working capital of Bancorp. The acquisition is anticipated to be accounted for as a "purchase" under generally accepted accounting principles.

         As of March 31, 1997, Seaboard had total assets of approximately $75 million, total deposits of approximately $69 million and shareholders' equity of approximately $5.3 million. Prior to the acquisition Seaboard served Stuart, Florida with its banking center at 715 Colorado Avenue, Stuart, Florida and this banking center will continue to be operated as a branch of 1st United Bank.

Item 7 FINANCIAL STATEMENTS AND EXHIBITS

       (a) Financial Statements

           1. Audited financial statements for Seaboard Savings Bank, F.S.B. for the years ended December 31, 1996 and 1995.

           2. Interim financial statements for Seaboard Savings Bank, F.S.B. for the period ended March 31, 1997.

      (b) Pro Forma Financial Information

      (c) Exhibits

          2.1 Merger Agreement between 1st United Bancorp, 1st United Bank and Seaboard Savings Bank, F.S.B. dated April 22, 1997 ("Merger Agreement").*

          2.2 Amendment No. 1 to the Merger Agreement.

     *Incorporated by reference from the Form 8-K dated April 22, 1997 announcing the signing of the Merger Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        1ST UNITED BANCORP

                                        By: /s/ Warren S. Orlando
                                            --------------------------------
                                                Warren S. Orlando
                                                President & CEO

Date: July 1, 1997

EXHIBIT INDEX

EXHIBIT NO.  DESCRIPTION
-----------  -----------
   2.2       Amendment No. 1 to the Merger Agreement.

                            ITEM 7 (a)(l)

                    SEABOARD SAVINGS BANK, F.S.B.
                           Stuart, Florida

                    Audited Financial Statements

                 December 31, 1996 and 1995 and For
                        the Years then Ended

            (Together with Independent Auditors' Report)




                [LOGO] HACKER, JOHNSON, COHEN & GRIEB PA
                       =================================
                            Certified Public Accountants
                                 and Consultants

                 [HACKER, JOHNSON, COHEN & GRIEB PA LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Seaboard Savings Bank, F.S.B.
Stuart, Florida:

We have audited the balance sheet of Seaboard Savings Bank, F.S.B. (the "Bank") at December 31, 1996, and the related statements of earnings, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Bank at December 31, 1995 and for the year then ended were audited by other auditors whose report, dated March 25, 1996 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1996 financial statements referred to above, present fairly, in all material respects, the financial position of the Bank at December 31, 1996, and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ Hacker, Johnson, Cohen & Grieb
----------------------------------
HACKER, JOHNSON, COHEN & GRIEB
Tampa, Florida
March 14, 1997

                          SEABOARD SAVINGS BANK, F.S.B.

                                 Balance Sheets

                                                                                                  DECEMBER 31,
                                                                                         ----------------------------
                                                                                             1996            1995
                                                                                         ------------      ----------
 Assets

 Cash and due from banks                                                                  $ 4,407,324       4,177,462
 Securities available for sale                                                             18,497,434      14,181,938
 Loans receivable, net of allowance for loan losses of $355,327
   in 1996 and $565,438 in 1995                                                            55,054,179      59,804,195
 Restricted securities-
   Federal Home Loan Bank of Atlanta stock;, at cost                                          473,200         439,100
 Accrued interest receivable                                                                  560,556         494,307
 Premises and equipment                                                                       266,640         312,172
 Foreclosed real estate                                                                        27,493         140,537
 Refundable income taxes                                                                      176,592
 Deferred income taxes                                                                         47,500          18,000
 Other assets                                                                                  51,976          39,344
                                                                                         ------------      ----------
 Total                                                                                   $ 79,562,894      79,607,055
                                                                                         ============      ==========
 LIABILITIES AND STOCKHOLDERS' EQUITY

 Liabilities:
   Demand deposits                                                                            721,982       2,338,744
   Savings and NOW deposits                                                                 7,801,127       6,622,344
   Money market deposits                                                                    3,878,248       4,062,540
   Time deposits                                                                           54,702,836      59,801,600
                                                                                         ------------      ----------
     Total deposits                                                                        67,104,193      72,825,228
   Federal Home Loan Bank advance                                                           6,700,000
   Advance payments by borrowers for taxes and insurance                                      107,856         161,738
   Accounts payable and accrued expenses                                                       93,711         140,977
   Current income taxes                                                                             -          68,068
   Official checks                                                                            251,922       1,341,515
                                                                                         ------------      ----------
     Total liabilities                                                                     74,257,682      74,537,526
                                                                                         ------------      ----------
 Commitments and contingencies (Note 4, 8 and 11)

Stockholders' equity:

  Common stock, $1 par value; 3,000,000 shares
    authorized; issued and outstanding
    925,099 in 1996 and 889,099 in 1995                                                       925,099         889,099
  Additional paid-in capital                                                                4,151,472       3,993,072
  Retained earnings                                                                           459,593         217,514
  Unrealized depreciation on securities available for sale,
    net of taxes                                                                             (230,952)        (30,156)
                                                                                         ------------      ----------
     Total stockholders' equity                                                             5,305,212       5,069,529
                                                                                         ------------      ----------
     Total                                                                               $ 79,562,894      79.607,055
                                                                                         ============      ==========

See accompanying notes to financial statements.

                         SEABOARD SAVINGS BANK, F.S.B.

                             Statements of Earnings

                                                                                              YEAR ENDED DECEMBER 31,
                                                                                           ----------------------------
                                                                                             1996                1995
                                                                                           -----------        ---------
Interest income:
  Loans receivable                                                                         $ 4,736,499        4,712,205
  Securities available for sale                                                              1,031,143          739,065
  Interest-bearing deposits                                                                     27,186           58,788
  Other interest earnings assets                                                                33,773           31,174
                                                                                           -----------        ---------
    Total interest income                                                                    5,828,601        5,541,232
                                                                                           -----------        ---------
Interest expense:
  Deposits                                                                                   3,362,708        3,502,385
  Federal Home Loan Bank advance                                                               113,919           15,818
                                                                                           -----------        ---------
    Total interest expense                                                                   3,476,627        3,518,203
                                                                                           -----------        ---------
    Net interest income                                                                      2,351,974        2,023,029
                                                                                           -----------        ---------

Provision for loan losses                                                                      215,000                -
                                                                                           -----------        ---------
    Net interest income after provision for loan losses                                      2,136,974        2,023,029
                                                                                           -----------        ---------
Noninterest income:
  Fees and service charges on deposit accounts                                                 120,780          152,072
  Loss on sale of securities available for sale                                                   (55)          (47,022)
  Gain on sale of mortgage loans                                                                29,167           22,561
  Other                                                                                         89,234          108,367
                                                                                           -----------        ---------
    Total noninterest income                                                                   239,126          235,978
                                                                                           -----------        ---------
Noninterest expenses:
  Salaries and employee benefits                                                               741,528          728,291
  Occupancy expense                                                                            202,209          202,197
  Deposit insurance premiums                                                                   204,171          204,582
  SAIF recapitalization assessment                                                             447,855                -
  Professional fees                                                                             80,083          113,667
  Data processing services                                                                      85,923          107,011
  Other                                                                                        282,002          223,054
                                                                                           -----------        ---------
    Total noninterest expenses                                                               2,043,771        1,578,802
                                                                                           -----------        ---------
    Earnings before income taxes                                                               332,329          680,205

Income taxes                                                                                    90,250          212,000
                                                                                           -----------        ---------
    Net earnings                                                                           $   242,079          468,205
                                                                                           ===========        =========

See accompanying notes to financial statements.

                         SEABOARD SAVINGS BANK, F.S.B.

                       Statements of Stockholders' Equity

                                                                                                               NET
                                                                                                           UNREALIZED
                                                                                                          DEPRECIATION
                                                                                                               ON
                                                                             ADDITIONAL                    SCCURITIES       TOTAL
                                                 PREFERRED        COMMON       PAID-IN        RETAINED      AVAILABLE   STOCKHOLDERS
                                                   STOCK           STOCK       CAPITAL        EARNINGS      FOR SALE       EQUITY
                                                 ---------        ------     ----------       --------    ------------  ------------
Balance at December 31, 1994                      $ 5,050        370,000     3,830,810        169,276     (1,105,627)     3,269,509
Net earnings                                         --             --            --          468,205           --          468,205
Common stock split                                   --          370,000          --         (370,000)          --             --

Dividends on preferred stock                         --             --            --          (49,967)          --          (49,967)
Issuance of common stock, net
  of costs                                           --           92,726       408,585           --             --          501,311
Redemption of preferred stock                      (1,950)          --        (193,050)          --             --         (195,000)
Conversion of preferred stock                      (3,100)        56,373       (53,273)          --             --             --
Net change in unrealized
  depreciation on
  securities available
  for sale, net of taxes                             --             --            --             --        1,075,471      1,075,471
                                               ----------     ----------    ----------     ----------     ----------     ----------
 Balance at December 31, 1995                        --          889,099     3,993,072        217,514        (30,156)     5,069,529
Net earnings                                         --             --            --          242,079           --          242,079
Exercise of stock options                            --           36,000       158,400           --             --          194,400
Net change in unrealized
  depreciation on
  securities available
  for sale, net of
  taxes                                              --             --            --             --         (200,796)      (200,796)
                                               ----------     ----------    ----------     ----------     ----------     ----------
 Balance at December 31, 1996                  $     --          925,099     4,151,472        459,593       (230,952)     5,305,212
                                               ==========     ==========    ==========     ==========     ==========     ==========

See accompanying notes to financial sta~ements.


                         SEABOARD SAVINGS BANK, 17.S.B.

                            Statements of Cash Flows

                                                                                   YEAR ENDED DECEMBER 31.
                                                                            -----------------------------------
                                                                               1996                     1995
                                                                            -----------             -----------
Cash flows from operating activities:
  Net earnings                                                             $    242,079                 468,205
  Adjustments to reconcile net earnings to net cash
   provided by operating activities:
    Provision for loan losses                                                   215,000
    Net deferred loan fees                                                        7,434                   6,275
    Net amortization of discounts and premiums                                     --                    41,999
    Depreciation and amortization                                               109,246                  61,501
    Proceeds from sale of loans held for sale                                 3,458,297               2,286,858
    Originations and purchases of loans held for sale                        (3,429,130)             (2,264,297)
    Gain on sale of loans                                                       (29,167)                (22,561)
    Increase in accrued interest receivable                                    (66,2495                 (34,454)
    Increase in refundable income taxes                                        (176,592)
    Decrease in other assets                                                     12,632                  19,055
    (Decrease) increase in accounts payable, accrued expenses
      and of ficial checks                                                   (1,136,859                 478,482
    Decrease in current income taxes                                            (68,068)                   --
    Deferred income tax provision (credit)                                       91,500                 (43,000)
    Loss on sale of secunt~es available for sale                                     55                  47,022
    Loss on sale of foreclosed real estate                                       20,391                  32,607
    Write-down on foreclosed real estate                                         68,927                    --
                                                                            -----------             -----------
      Net cash (used in) provided by operating activities                      (680,504)              1,077,692
                                                                            -----------             -----------

Cash flows from investing activities:
  Net decrease (increase) in loans                                            3,636,162              (1,457,919)
  Purchases of securities available for sale                                (11,736,920)             (6,863,127)
  Proceeds from maturities and repayments of securities
   available for sale                                                         4,070,311               3,450,922
  Proceeds from sale of securities available for sale                         3,003,998               2,019,127
  Proceeds from the sale of foreclosed real estate                              915,146                 160,286
  Purchase of premises and equipment                                            (63,714)               (105,340)
  Purchase of Federal Home Loan Bank stock                                      (34,100)                (46,200)
  Additions to foreclosed real estate                                              --                    (8,094)
                                                                            -----------             -----------
      Net cash used by investing activities                                    (209,117)            (2,850,345)
                                                                            -----------             -----------
Cash flows from financing activities:
  Net decrease in demand, savings, NOW and money market deposits               (622,271)             (1,252,396)
  Net (decrease) increase in time deposits                                   (5,098,764)              6,540,080
  Repayment of Federal Home Loan Bank advance                                      --               (1,500,000)
  Issuance of common stock, net                                                 194,400                 501,311
  Redemption of preferred stock                                                    --                  (195,000)
  Dividends on preferred stock                                                     --                   (49,967)
  Decrease in advance payments by borrowers for taxes
    and insurance                                                               (53,882)                 (9,344)
  Proceeds from Federal Home Loan Bank advance                                6,700,000                    --
                                                                            -----------             -----------
      Net cash provided by financing activities                               1,119,483               4,034,684
                                                                            -----------             -----------
Increase in cash and cash equivalents                                           229,862               2,262,031
Cash and due from banks at beginning of year                                  4,177,462               1,915,431
                                                                            -----------             -----------
Cash and due from banks at end of year                                      $ 4,407,324               4,177,462
                                                                            ===========             ===========
                                                                                                     (continued)

                         SEABOARD SAVINGS BANK, F.S.B.

                      Statements of Cash Flows, Continued

                                                                          YEAR ENDED DECEMBER 31,
                                                                       ---------------------------
                                                                          1996              1995
                                                                       -----------       ---------
Supplemental disclosures:
  Cash paid during the year for:
    Interest                                                           $ 3,484,210       3,518,544
                                                                       ===========       =========
    Income taxes                                                       $   250,758         381,032
                                                                       ===========       =========

Noncash transactions:

  Decrease (increase) in unrealized depreciation on securities
    available-for-sale, net of income taxes                            $  (200,796)      1,075,471
                                                                       ===========       =========
  Transfer of loans to foreclosed real estate                          $   891,420         196,563
                                                                       ===========       =========
  Loans to facilitate sale of foreclosed real estate                   $      --            92,000
                                                                       ===========       =========
  Conversion of preferred.stock to common stock                        $      --            56,373
                                                                       ===========       =========
  Common stock split                                                   $      --           370,000
                                                                       ===========       =========

See accompanying notes to financial statements.

                          SEABOARD SAVINGS BANK, F.S.B.

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

(1) ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION. Seaboard Savings Bank, F.S.B. (the "Bank") is a federally-chartered savings bank. The Bank provides a wide range of banking services to small and middle-market businesses and to individuals through its banking office located in Stuart, Martin County, Florida.

    The accounting and reporting practices of the Bank conform to generally accepted accounting principles and to general practices within the banking industry. The following summarizes the more significant of these policies and practices:

    ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    SECURITIES. The Bank may classify its securities as either trading, held to maturity or available for sale. Trading securities are held principally for resale and recorded at their fair values. Unrealized gains and losses on trading securities are included immediately in earnings. Held-to-maturity securities are those which the Bank has the positive intent and ability to hold to maturity and are reported at amortized cost. Available-for-sale securities consist of securities not classified as trading securities nor as held-to-maturity securities. Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts on securities available for sale and held to maturity are recognized in interest income using the interest method over the period to maturity.

    LOANS RECEIVABLE. Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

      Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan.

      The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

      The allowance for loan losses is increased by charges to earnings and decreased by charge-offs (net of recoveries). Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions.

                                                                     (continued)

                          SEABOARD SAVINGS BANK, F.S.B.

(1) ORGANIZATION AND SIGNITICANT ACCOUNTING POLICIES, CONTINUED

    FORECLOSED REAL ESTATE. Real estate properties acquired through, or in lieu of, foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in the statements of earnings.

    INCOME TAXES. Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

    PREMISES AND EQUIPMENT. Premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line method over the estimated useful lives of the assets.

    OFF-BALANCE-SHEET INSTRUMENTS. In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit. Such financial instruments are recorded in the financial statements when they are funded.

    FUTURE ACCOUNTING REQUIREMENTS. The FASB has issued Statement of Financial
      Accounting Standards No. 125 ("SFAS 125"). This Statement provides accounting and reporting standards for transfers and servicing of financial assets as well as extinguishments of liabilities. This Statement also provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. SFAS 125 is effective for transfers and servicing of financial assets as well as extinguishments of liabilities occurring in 1997. Management does not anticipate SFAS 125 will have a material impact on the Bank.

    RECLASSIFICATION. Certain amounts in the 1995 financial statements have been reclassified to conform with the 1996 presentation.

                                                                     (continued)

                          SEABOARD SAVINGS BANK, F.S.B.

(2) SECURITIES AVAILABLE FOR SALE

    Securities have been classified according to management's intent. The carrying amount of securities and their approximate fair values are summarized as follows:

                                                                                   GROSS                GROSS
                                                           AMORTIZED             UNREALIZED          UNREALIZED              FAIR
                                                             COST                   GAINS              LOSSES                VALUE
                                                         ------------               -----              -------            ----------
AVAILABL-FOR-SALE SECURITIES:
AT DECEMBER 31, 1996:
 FNMA and FHLMC bonds                                     $ 1,999,469                  156               10,641            1,988,984
 FHLB and FFCB bonds                                        5,000,000                 --                 44,109            4,955,891
 SBA pools                                                  2,321,286                8,330                3,847            2,325,769
                                                          -----------                -----              -------           ----------
                                                            9,320,755                8,486               58,597            9,270,644
                                                          -----------                -----              -------           ----------

 FHLMC collateralized mortgage
  obligations                                               3,738,699                 --                138,230            3,600,469
 FNMA collateralized mortgage
  obligations                                               2,961,457                 --                162,849            2,798,608
 Mortgage-backed securities                                 2,846,817                 --                 19,104            2,827,713
                                                          -----------                -----              -------           ----------
                                                            9,546,973                 --                320,183            9,226,790
                                                          -----------                -----              -------           ----------
    Total                                                 $18,867,728                8,486              378,780           18,497,434
                                                          ===========                =====              =======           ==========
AT DECEMBER 31, 1995:
 U.S. Treasury notes                                          997,782                5,966                 --              1,003,748
 FNMA and FHLMC bonds                                       1,500,000                 --                  8,344            1,491,656
 FHLB bond                                                  1,500,000                  888                 --              1,500,888
 SBA pools                                                  2,807,246                1,653                 --              2,808,899
                                                          -----------                -----              -------           ----------
                                                            6,805,028                8,507                8,344            6,805,191
                                                          -----------                -----              -------           ----------

 FHLMC collateralized mortgage
  obligations                                               3,860,410                 --                 15,945            3,844,465
 FNMA collateralized mortgage
  obligations                                               3,096,114                 --                 31,939            3,064,175
 Mortgage-backed securities                                   395,456                 --                   --                395,456
 Other                                                         73,281                    _                  630               72,651
                                                          -----------                -----              -------           ----------
                                                            7,425,261                    _               48,514            7,376,747
                                                          -----------                -----              -------           ----------
    Total                                                 $14,230,289                8,507               56,858           14,181,938
                                                          ===========                =====              =======           ==========
                                                                                                                         (continued)

                          SEABOARD SAVINGS BANK, F.S.B.

(2) SECURITIES AVAILABLE FOR SALE, CONTINUED

    The scheduled maturities of securities available for sale at December 31, 1996 are summarized as follows:

                                                      AVAILABLE FOR SALE
                                                ---------------------------
                                                   AMORTIZED         FAIR
                                                      COST          VALUE
                                                ------------     ----------
 Due in one year or less                         $      --             --
 Due after one year through five years             7,364,109      7,312,816
 Due after five years through ten years            1,510,674      1,514,678
 Due after ten years                                 445,972        443,150
 Mortgage-backed securities and collateralized
   mortgage obligations                            9,546,973      9,226,790
                                                ------------     ----------
 Total                                          $ 18,867,728     18,497,434
                                                ============     ==========

    The following summarizes sales of securities available for sale:

                                                         YEAR ENDED DECEMBER 31,
                                                          ---------------------
                                                             1996       1995
                                                          ----------  ---------
 Proceeds from sale of securities available for sale      $3,003,998  2,019,127
                                                          ==========  =========
 Gross gains from sale of securities available for sale        7,915       --
 Gross losses from sale of securities available for sale      (7,970)   (47,022)
                                                          ----------  ---------
 Net loss                                                 $      (55)   (47,022)
                                                          ==========  =========

(3) LOANS RECEIVABLE

    The components of loans are as follows:

                                                       AT DECEMBER 31,
                                                ---------------------------
                                                   1996             1995
                                                -----------      ----------
Mortgage loans:
 Residential, one-to-four family permanent      $44,697,315      47,272,276
 Nonresidential                                   4,233,357       6,352,795
 Residential construction                           467,200         900,000
 Land                                             3,582,214       4,126,240
Commercial loans                                  1,418,792         794,190
Consumer loans                                    1,216,002       1,594,222
                                                -----------      ----------
  Total loans receivable                         55,614,880      61,039,723

(Deduct) add:
 Allowance for loan losses                         (355,327)       (565,438)
 Net deferred loan costs                             13,562          20,996
 Loans in process                                  (218,936)       (691,086)
                                                -----------      ----------
                                                $55,054,179      59,804,195
                                                ===========      ==========

                                                                 (continued)

                         SEABOARD SAVINGS BANK, F.S.B.

(3) LOANS RECEIVABLE, CONTINUED

    An analysis of the change in the allowance for loan losses is summarized as follows:

                                      YEAR ENDED DECEMBER 31,
                                      -----------------------
                                         1996          1995
                                      ---------       -------
 Balance at beginning of year         $ 565,438       522,424
 Loans charged-off                     (480,048)      (53,032)
 Recoveries                              54,937        96,046
 Provision for loan losses              215,000          --
                                      ---------       -------
 Balance at end of year               $ 355,327       565,438
                                      =========       =======

    The following summarizes the amounts of impaired loans:

                                                                    DECEMBER 31,
                                                                        1996
                                                                    ------------
Loans identified as impaired:
 Gross loans with no related allowance for losses                      $   --
 Gross loans with related allowance for losses recorded                 567,872
 Less: Allowances on these loans                                        (74,107)
                                                                       --------
Net investment in impaired loans                                       $493,765
                                                                       ========

    The average net investment in impaired loans and interest income recognized and received on impaired loans is as follows:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                                  1996
                                                               ------------

 Average investment in impaired loans                            $ 729,646
                                                                 =========
 Interest income recognized on impaired loans                    $  54,960
                                                                 =========
 Interest income received on impaired loans                      $  54,960
                                                                 =========
                                                                (continued)

                         SEABOARD SAVINGS BANK, F.S.B.

(4) PREMISES AND EQUIPMENT

    Premises and equipment is summarized as follows:

                                                         AT DECEMBER 31,
                                                      ---------------------
                                                       1996          1995
                                                      --------      -------
  Cost:
    Leasehold improvements                              $293,485      293,485
    Furniture and equipment                              382,957      408,263
                                                        --------      -------
      Total at cost                                      676,442      701,748
  Less accumulated depreciation and amortization         409,802      389,576
                                                        --------      -------
  Net book value                                        $266,640      312,172
                                                        ========      =======

    The Bank leases its office facility under a noncancelable operating lease.
      The lease has a remaining term of four years and two five year renewal options with rental rates increased yearly based on changes in the consumer price index. Rent expense was approximately $94,300 and $92,600 for the years ended December 31, 1996 and 1995. Futures minimum lease payments under these noncancelable operating leases at December 31, 1996 are as follows:

YEAR ENDING DECEMBER 31:
------------------------
        1997                                    $ 94,773
        1998                                      94,773
        1999                                      94,773
        2000                                      94,773
                                                --------
     Total minimum lease payments               $379,092
                                                ========

(5) LOAN SERVICING

    Mortgage loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balances of the loans are summarized as follows:

                                                     AT DECEMBER 31,
                                                 ----------------------
                                                    1996        1995
                                                 --------     ---------
  Mortgage loan portfolio serviced for:
    FHLMC                                        $513,786     5,877,101
    Others                                        195,702     1,690,717
                                                 --------     ---------
                                                 $709,488     7,567,818
                                                 ========     =========
  Custodial escrow balances maintained in
   connection with loan servicing                $    919        39,752
                                                 ========     =========

                                                             (continued)

                         SEABOARD SAVINGS BANK, F.S.B.

(6) Deposits

    The aggregate amount of short-term certificates of deposit with a minimum denomination of $100,000 was approximately $4,300,000 and $5,300,000 at December 31, 1996 and 1995, respectively.

    At December 31, 1996, the scheduled maturities of time deposits were as follows:

 YEAR ENDIN2 DECEMBER 31,                      AMOUNT
-------------------------                   -----------
 1997                                       $50,051,614
 1998                                         3,122,867
 1999                                         1,020,162
 2000                                           475,134
 2001 and thereafter                             33,059
                                            -----------
                                            $54,702,836
                                            ===========

(7) FEDERAL HOME LOAN BANK ADVANCES

    At December 31, 1996, the Bank had a $6,700,000 advance from the Federal
      Home Loan Bank of Atlanta. The advance bears interest at 6.95% and matures September 24, 1997 and was collateralized by collateralized mortgage obligations and mortgage-backed securities with carrying values of $8,287,152.

(8) FINANCIAL INSTRUMENTS

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments are commitments to extend credit and may involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the balance sheet. The contract amounts of these instruments reflect the extent of involvement the Bank has in these financial instruments.

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty.

                                                                    (continued)

                          SEABOARD SAVINGS BANK, F.S.B.

(8) FINANCIAL INSTRUMENTS, CONTINUED

    A summary of the notional amounts of the Bank's financial instruments with off balance sheet risk at December 31, 1996, follows:

                                                 NOTIONAL
                                                  AMOUNT
                                                 --------
 Unfunded loan commitments at variable rates     $635,000
                                                 ========
 Available lines of credit                       $703,000
                                                 ========

(9) CREDIT RISK

    The Bank grants real estate and consumer loans to customers located in Martin, Palm Beach and St. Lucie Counties, Florida. Therefore, the Bank's exposure to credit risk is significantly affected by changes in the economies of the Martin, Palm Beach and St. Lucie Counties.

(10) INCOME TAXES

    The provision for income taxes consisted of the following:

YEAR ENDED DECEMBER 31, 1996:            CURRENT     DEFERRED          TOTAL
-----------------------------            -------     --------          -----
  Federal                               $  1,000      78,000          79,000
  State                                   (2,250)     13,500          11,250
                                        --------     -------         -------
    Total                                 (1,250)     91,500          90,250
                                        ========     =======         =======

YEAR ENDED DECEMBER 31, 1995:
-----------------------------
  Federal                                223,000     (42,500)        180,500
  State                                   32,000        (500)         31,500
                                        --------     -------         -------
    Total                               $255,000     (43,000)        212,000
                                        ========     =======         =======

                                                                   (continued)

                         SEABOARD SAVIN'GS BANK, F.S.B.

                    NOTES TO FINANCIAL STATEMENTS, CONT:INUED

(10) INCOME TAXES, CONTINUED

    The reasons for the differences between the statutory Federal income tax rate and the effective tax rates are as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                              1996        1995
                                                            --------    -------
 Tax provision at statutory rate                            $113,000    231,000
 Increase (decrease) in taxes resulting from:
   Change in the beginning of the period balance of the
     valuation allowance for deferred tax assets
     allocated to income tax expense                            --      (40,000)
   Other, including state taxes, net of federal
     income tax benefit                                      (22,750)    21,000
                                                            --------    -------
 Income tax provision                                       $ 90,250    212,000
                                                            ========    =======

    The tax effects of temporary differences that give rise to a significant portion of the deferred tax assets and deferred tax liabilities are presented below.

                                                              AT DECEMBER 31,
                                                          ----------------------
                                                           1996           1995
                                                          --------       -------
 Deferred tax assets:
   Net unrealized depreciation on available for
     sale securities                                      $139,342        18,000
   Allowance for loan losses                               133,709       213,000
   Charitable contribution carryforward                     26,365        11,000
   Net deferred loan fees and costs                          7,489         9,000
   Other, net                                               26,942        14,000
                                                          --------       -------
     Total gross deferred tax assets                       333,847       265,000
                                                          --------       -------

Deferred tax liabilities:
  Federal Home Loan Bank of Atlanta stock, principally
    due to nontaxable stock dividends                       77,000        89,000
  Tax bad debt reserve                                     209,347       145,000
  Other, net                                                  --          13,000
                                                          --------       -------
     Total gross deferred tax liabilities                  286,347       247,000
                                                          --------       -------
    Net deferred income tax asset                         $ 47,500        18,000

(11) COMMITMENTS AND CONTINGENCIES

    In the ordinary course of business, the Bank has various outstanding commitments and contingent liabilities that are not reflected in the accompanying financial statements.

                                                                    (continued)

                          SEABOARD SAVINGS BANK, F.S.B.

(12) STOCK OPTION PLAN

    The Bank has an incentive stock option plan for key employees. Options to acquire 100,000 shares of common stock may be granted to officers and other key employees. The options are for a period of five years and vest at the date of grant.

                                               PER
                                              SHARE      NUMBER OF
                                              PRICE      SHARES
                                              -----     ----------
 Outstanding at December 31, 1994             $5.40       36,000
 Options granted in 1995                      $5.40       20,000
 Options exercised in 1996                    $5.40      (36,000)
                                                         -------
 Outstanding at December 31, 1996             $5.40       20,000
                                              =====      =======

    On January 1, 1996, the Bank adopted Statement of Financial Accounting
      Standards No. 123, "Accounting for Stock-Based Compensation," which establishes financial accounting and reporting standards for stock-based employee compensation plans. As permitted by this Statement, the Bank has elected to continue utilizing the intrinsic value method of accounting defined in APB Opinion No. 25. Due to the exercise price of the options approximating the market value of the common stock at the date of grant, no compensation expense has been recognized in the statements of earnings.

    In order to calculate the fair value of the options, it was assumed that the risk-free interest rate was 6.0%, there would be no dividends paid by the Bank over the exercise period, the expected life of the options would be the entire exercise period and stock volatility would be zero due to the lack of an active market for the stock. For purposes of pro forma disclosures, the estimated fair value is included in expense in the period vesting occurs. The following information pertains to the options granted to purchase common stock in 1995 (in thousands):

                                                                            1995
                                                                            ----
 Weighted-average grant-date fair value of options issued during 1995       $ 24
                                                                            ====
 Proforma net earnings                                                      $444
                                                                            ====

(13) STOCKHOLDERS' EQUITY

    The Board of Directors approved a stock split effected in the form of a one-for-one stock dividend, effective August, 1995.

    In 1995, the Board of Directors approved a private placement offering of common stock. The proceeds from this offering were used in part to redeem preferred stock. Certain other holders of preferred stock converted such shares into common shares prior to redemption by the Bank. As of December 31, 1995, no preferred shares were outstanding.

    The Bank's ability to pay dividends to shareholders is subject to prior regulatory approval. For the year ended December 31, 1995, the Bank obtained the required approvals for dividends declared each quarter. There were no dividends paid in 1996.

                                                                    (continued)

                          SEABOARD SAVINGS BANK, F.S.B.

(14) REGULATORY MATTERS

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

    As of December 31, 1996, the most recent notification from the regulatory authorities categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as adequately capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                                                                    (continued)

                         SEABOARD SAVINGS BANK, F.S.B.

(14) REGULATORY, MATTERS, CONTINUED

    The Bank's regulatory capital and applicable requirements are as follows:

                                                                     TO BE WELL
                                                    MINIMUM         CAPITALIZED
                                                  FOR CAPITAL        FOR PROMPT
                                                    ADEQUACY      CORRECTIVE ACTION
                                  ACTUAL            PURPOSES         PROVISIONS
                               ----------------   -------------   --------------
                               RATIO    AMOUNT    RATIO  AMOUNT   RATIO   AMOUNT
                               ------   -------   ----   ------   -----   ------
 AT DECEMBER 31, 1996:
 Stockholders' equity,
  and ratio to total
  assets                        6.95%   $ 5,536     --       --      --       --
 Intangible assets                           --     --       --      --       --
                                        -------
 Tangible capital,
  and ratio to adjusted
  total assets                  6.95%   $ 5,536   1.5%   $1,195      --       --
                                        =======          ======
Tier 1 (core) capital, and
 ratio to adjusted total
 assets                         6.95%   $ 5,536   4.0%   $3,187    5.0%   $3,983
                                        =======          ======           ======
 Tier 1 capital, and ratio
  to risk-weighted assets      11.82%     5,536     --       --    6.0%   $4,780
                                        -------                           ======
 Allowance for loan losses         --       355     --       --      --       --
 Tier 2 capital                    --        --     --       --      --       --
                                        -------
 Total risk-based capital,
  and ratio to risk
  weighted assets              12.58%   $ 5,891   8.0%   $3,747   10.0%   $4,684
                                        =======          ======           ======
 Total assets                           $79,664
                                        =======
 Adjusted total assets                  $79,664
                                        =======
 Risk-weighted assets                   $46,839
                                        =======

                                                                     (continued)

                         SEABOARD SAVINGS BANK, F.S.B.

(14) Regulatory Matters, Continued

                                                                                         TO BE WELL
                                                                MINIMUM                  CAPITALIZED
                                                              FOR CAPITAL                FOR PROMPT
                                                               ADEQUACY               CORRECTIVE ACTION
                                      ACTUAL                   PURPOSES                  PROVISIONS
                                --------------------       -------------------        ------------------
                                 RATIO       AMOUNT        RATIO       AMOUNT         RATIO      AMOUNT
                                ------      --------       -----      --------        -----     --------
AT DECEMBER 31, 1995:
Stockholders' equity,
 and ratio to total
 assets                          6.41%      $  5,100          --            --           --           --

Intangible assets                                 --          --            --           --           --

Tangible capital,
 and ratio to adjusted
 total assets                    6.41%      $  5,100        1.5%      $  1,194
                                            ========                  ========
Tier I (core) capital, and
 ratio to adjusted total
 assets                          6.41%      $  5,100        4.0%      $  3,184         5.0%      $ 3,980
                                            ========                  ========                   =======
Tier I capital, and ratio
 to risk-weighted assets        11.91%      $  5,100          --            --         6.0%      $ 4,776
                                            --------                                             =======
Allowance for loan losses           --           535          --            --           --           --

Tier 2 capital                      --            --          --            --           --           --
                                            --------
Total risk-based capital,
 and ratio to risk
 weighted assets                13.12%      $  5,635        8.0%      $  3,426        10.0%      $ 4,282
                                            ========                  ========                   =======

Total assets                                $ 79,607
                                            ========
Adjusted total assets                       $ 79,607
                                            ========
Risk-weighted assets                        $ 42,824
                                            ========

(15) SAIF RECAPITALIZATION ASSESSMENT

    On September 30, 1996, a one-time SAIF recapitalization assessment was enacted. The rate was 65.7 cents per $100 on domestic deposits held as of March 31, 1995. The effect on the Bank is a pretax charge of $447,855. This amount was paid in November, 1996.

                                 ITEM 7 (a) (2)

                         SEABOARD SAVINGS BANK, F.S.B.
                                  BALANCE SHEET
                                    UNAUDITED

                                                                  March 31,
     ASSETS                                                         1997
                                                                -----------
 Cash and due from banks                                        $ 1,179,946
 Securities available for sale                                   19,577,036
 Loans receivables, net of allowance for loan losses
   of $440,327                                                   52,681,892
 Federal Home Loan Bank of Atlanta stock, at cost                   473,200
 Accrued interest receivable                                        551,656
 Premises and equipment                                             252,642
 Foreclosed real estate                                             164,375
 Refundable income taxes                                            130,000
 Other Assets                                                       333,157
                                                                -----------
                          Total                                 $75,343,904
                                                                ===========

    LIABILITIES AND STOCKHOLDERS' EQUITY

 Liabilities
      Demand deposits                                           $ 1,564,934
      Savings and NOW deposits                                    6,368,207
      Money market deposits                                       3,815,958
      Time deposits                                              57,664,663
                                                                -----------
                          Total Deposits                         69,413,762

      Advance payments by borrowers for taxes and insurance         242,480
      Accounts payable and accrued expenses                         168,449
      Current income taxes                                          102,000
      Official Checks                                                82,490
                                                                -----------
                          Total Liabilities                      70,009,181

 Stockholders' equity:
      Common stock, $1 par value; 3,000,000 shares
      authorized; issued and outstanding 925,099                    925,099
      Additional paid-in capital                                  4,151,472
      Retained earnings                                             628,521
      Unrealized depreciation on securities available for sale,
      net of taxes                                                 (370,369)
                                                                -----------
                          Total stockholders' equity              5,334,723
                                                                -----------
                          Total                                 $75,343,904
                                                                ===========

 See accompanying notes to financial statements.

                                        1



                          SEABOARD SAVINGS BANK, F.S.B.

                              STATEMENT OF EARNINGS
                                   UNAUDITED
                                                                                  Period Ended
                                                                                    March 31,
                                                                             1997               1996
                                                                         -----------        -----------
 Interest Income:
      Loans receivable                                                   $ 1,108,456        $ 1,189,834
      Securities available for sale                                          311,217            253,446
      Interest-bearing deposits                                                4,924              9,530
      Other interest earnings assets                                           8.459              7.996
                                                                         -----------        -----------
                Total interest income                                      1,433,056          1,460,806
                                                                         -----------        -----------
 Interest expense:
      Deposits                                                               829,473            874,610
      Federal Home Loan Bank advance                                          17,620             28,737
                                                                         -----------        -----------
                Total interest expense                                       847,093            903,347
                                                                         -----------        -----------
                Net interest income                                          585,963            557,459

 Provision for loan losses                                                        --             25,000
                                                                         -----------        -----------
                Net interest income after provision for loan losses          585,963            532,459
                                                                         -----------        -----------
 Noninterest income:
      Fees and service charges on deposits                                    12,220             17,777
      Gain on sale of mortgage loans                                           9,269             13,483
      Other                                                                    8,099             17,932
                                                                         -----------        -----------
                Total noninterest income                                      29,588             49,192

 Noninterest expenses:
      Salaries and employee benefits                                         190,492            186,903
      Occupancy expense                                                       47,883             51,404
      Deposit insurance premiums                                               6,657             45,398
      Professional fees                                                       15,763              8,734
      Data processing services                                                20,915             20,245
      Other                                                                   62,913             84,802
                                                                         -----------        -----------
                Total noninterest expenses                                   344,623            397,486
                                                                         -----------        -----------
                Earnings before income taxes                                 270,928            184,165

 Income taxes                                                                102,000             69,300
                                                                         -----------        -----------
                Net Earnings                                             $   168,928        $   114,865
                                                                         ===========        ===========

See accompanying notes to financial statements.

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                    UNAUDITED

                                                                                  NET
                                                                              UNREALIZED
                                                                             DEPRECIATION
                                                                                  ON
                                                   ADDITIONAL                 SECURITIES          TOTAL
                                        COMMON       PAID-IN      RETAINED     AVAILABLE      STOCKHOLDERS'
                                         STOCK       CAPITAL      EARNINGS     FOR SALE          EQUITY
                                       --------    ----------     --------   ------------     -------------
 Balance at December 31, 1995          $889,099    $3,993,072     $217,514     ($30,156)       $5,069,529

 Net Earnings                                                      242,079                        242,079

 Exercise of stock options               36,000       158,400                                     194,400

 Net change in unrealized
 depreciation on securities
 available for sale, net of taxes                                              (200,796)         (200,796)
                                       --------    ----------     --------    ---------        ----------
 Balance at December 31, 1996           925,099     4,151,472      459,593     (230,952)        5,305,212

 Net Earnings (unaudited)                                          168,928                        168,928

 Net change in unrealized
 depreciation on securities
 available for sale, net of
 taxes (unaudited)                                                             (139,417)         (139,417)
                                       --------    ----------     --------    ---------        ----------
 Balance at March 31, 1997
 (unaudited)                           $925,099    $4,151,472     $628,521    ($370,369)       $5,334,723
                                       ========    ==========     ========    =========        ==========

See accompanying notes to financial statements

                          SEABOARD SAVINGS BANK, F.S.B.
                            STATEMENTS OF CASH FLOWS
                                    UNAUDITED

                                                                         Three months ended
                                                                               March 31
                                                                         1997           1996
                                                                     -----------    -----------
 Operating Activities:
      Net income                                                     $   168,928    $   114,865
      Adjustment to reconcile net income to net cash
           provided by operating activities                              116,990         12,041
                                                                     -----------    -----------
           Net cash provided by operating activities                     285,918        126,906

 Investing Activities:
      Purchase of investments available for sale                      (1,219,019)    (2,677,574)
      Decrease (increase) in loans                                     2,372,287      2,887,771
      Purchases of premises and equipment                                     --        (14,136)
      (Increase) decrease in other assets                               (418,063)       (12,891)
                                                                     -----------    -----------
           Net cash (used in) provided by investing activities           735,205        183,170

Financing Activities:
      Net increase (decrease) in deposits                              2,309,569     (4,898,260)
      (Decrease) increase in short term borrowings                    (6,700,000)     2,400,000
      Increase (decrease) in other liabilities                           141,930       (924,067)
      Proceeds from exercise of stock options                                 --        194,400
                                                                     -----------    -----------
           Net cash provided by (used in) financing activities        (4,248,501)    (3,227,927)
                                                                     -----------    -----------
 Increase in cash and cash equivalents                                (3,227,378)    (2,917,851)
 Cash and cash equivalents at beginning of period                      4,407,324      4,177,462
                                                                     -----------    -----------
 Cash and cash equivalents at end of period                          $ 1,179,946    $ 1,259,611
                                                                     ===========    ===========

                          SEABOARD SAVINGS BANK, F.S.B.
                          NOTES TO FINANCIAL STATEMENTS
                                 March 31, 1997
                                   (Unaudited)

NOTE A - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997. For further information, refer to the audited financial statements and footnotes thereto, included in the Seaboard Savings Bank, F.S.B. audited financial statements for the year ended December 31, 1996.

                                   ITEM 7 (b)

                     1ST UNITED BANCORP/ISLAND NATIONAL BANK
               AND TRUST COMPANY AND SEABOARD SAVINGS BANK, F.S.B.
                         PRO FORMA FINANCIAL STATEMENTS

         The following Pro Forma Combined Condensed Balance Sheet as of March 31, 1997 gives effect to the acquisitions by Bancorp of Seaboard and Island on such date. The Pro Forma Combined Condensed Statements of Income for the quarter ended March 31, 1997 and year ended December 31, 1996 give effect to the acquisitions of Island and Seaboard as if they had been consummated at the beginning of such periods.

         The pro forma financial statements (and the assumptions and adjustments in the accompanying notes to Pro Form Combined Condensed Financial Statements) have been prepared by management of Bancorp based upon the historical financial statements of Bancorp, Seaboard and Island, giving effect to the Seaboard acquisition as a purchase. On April 1, 1997, Bancorp completed its merger with Island in a transaction accounted for as a pooling of interests.

         The Pro Forma Combined Condensed Financial Statements give effect to the merger of Island by the issuance of approximately 1,365,000 shares of Bancorp Common Stock for all of the issued and outstanding shares of Island. The Pro Forma Combined Condensed Financial Statements give effect to the acquisition of Seaboard by the issuance of approximately 285,000 shares of Bancorp Common Stock and the payment of $4.125 million for all of the issued and outstanding shares of Seaboard.

         These pro forma financial statements may not be indicative of the results that actually would have occurred if the transaction had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the financial statements of Bancorp, Seaboard and Island included elsewhere herein or incorporated by reference herein.

                      1ST UNITED BANCORP AND SUBSIDIARIES/
                     ISLAND NATIONAL BANK AND TRUST COMPANY
                AND SUBSIDIARY AND SEABOARD SAVINGS BANK, F.S.B.
                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                      For the Quarter Ended March 31, 1997
                      (in thousands, except per share data)
                                   (unaudited)

                                            Island
                                           National                                      Seaboard                    Bancorp/
                             1st United      Bank                       Bancorp and    Savings Bank,                Island and
                               Bancorp   and Trust Co.                    Island          F.S.B.                     Seaboard
                              (Bancorp)    (Island)     Adjustments      Combined       (Seaboard)    Adjustments    Combined
                             ----------  -------------  -----------     -----------    -------------  -----------   ----------
 Interest Income
 Loans, including fees        $  9,296    $  1,732       $     --        $  11,028       $  1,108      $     --     $  12,136
 Investment securities             900         132             --            1,032            325                       1,357
 Other                             806         407             --            1,213             --           (60)B       1,153
                              --------    --------       --------        ---------       --------      --------     ---------
                                11,002       2,271             --           13,273          1,433           (60)       14,646
 Interest Expense:
 Interest on deposits            2,918         876             --            3,794            829            --         4,623
 Other                              15          --             --               15             18            --            33
                              --------    --------       --------        ---------       --------      --------     ---------
                                 2,933         876             --            3,809            847            --         4,656
 Net interest Income             8,069       1,395             --            9,464            586           (60)        9,990
 Provision for loan losses          40          --             --               40             --            --            40
                              --------    --------       --------        ---------       --------      --------     ---------
                                 8,029       1,395             --            9,424            586           (60)        9,950
 Other Income:
 Service charges on
 deposits                          962          67             --            1,029             16            --         1,045
 Net losses on securities           --          --             --               --             --            --            --
 Gain on sale of loans             421          --             --              421              9            --           430
 Investment services                --         241             --              241             --            --           241
 Trust services                     --         251             --              251             --            --           251
 Other                             356          27             --              383              5            --           388
                              --------    --------       --------        ---------       --------      --------     ---------
                                 1,739         586             --            2,325             30            --         2,355
 Other Expense:
 Salaries and benefits           2,933         754             --            3,687            191            --         3,878
 Occupancy, furniture and
 equipment                       1,185         411             --            1,596             48            --         1,644
 Other real estate expense         198          --             --              198             --            --           198
 Professional fees                 232          40             --              272             16            --           288
 Amortization of intangible
 assets                            155          29             --              184             --            --           184
 Merger expenses                    --          --             --               --             --            --            --
 Other                           1,368         364             --            1,732             90            30 B       1,852
                              --------    --------       --------        ---------       --------      --------     ---------
                                 6,071       1,598             --            7,669            345            30         8,044
                              --------    --------       --------        ---------       --------      --------     ---------
 Income Before Income
 Taxes (Benefit)                 3,697         383                           4,080            271           (90)        4,261
 Income Taxes (Benefit)          1,406         140             --            1,546            102           (33)        1,615
                              --------    --------       --------        ---------       --------      --------     ---------
 Net Income                   $  2,291    $    243       $     --        $   2,534       $    169      $    (57)    $   2,646
                              ========    ========       ========        =========       ========      ========     =========
 Net Income Per Common
 Share                        $   O.27    $   0.40       $     --        $    0.25       $   0.18      $     --     $    0.26
                              ========    ========       ========        =========       ========      ========     =========
 Weighted average common
 shares and common stock
 equivalents outstanding         8,638         615             --           10,003            925            --        10,288
                              ========    ========       ========        =========       ========      ========     =========

                      1ST UNITED BANCORP AND SUBSIDIARIES/
                     ISLAND NATIONAL BANK AND TRUST COMPANY
                AND SUBSIDIARY AND SEABOARD SAVINGS BANK, F.S.B.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                 March 31, 1997
                                 (in thousands)
                                   (unaudited)

                                                    Island
                                                   National                      Bancorp      Seaboard                   Bancorp/
                                    1st United       Bank                          and         Savings                  Island and
                                      Bancorp    and Trust Co.                   Island     Bank, F.S.B.                 Seaboard
                                     (Bancorp)     (Island)      Adjustments    Combined     (Seaboard)   Adjustments    Combined
                                    ----------   -------------   -----------    ---------   ------------  -----------   ----------
Assets
Cash and due from banks             $  31,877     $   4,658       $     --      $  36,535     $  1,180    $             $  37,715
Interest bearing deposits              67,846           938             --         68,784           --        (250)A       68,534
                                                                        --             --           --      (4,125)A       (4,125)
Federal funds sold                      4,077        47,835             --         51,912           --          --         51,912
                                    ---------     ---------       --------      ---------     --------    --------      ---------
Total cash and cash equivalents       103,800        53,431                       157,231        1,180      (4,375)       154,036
Investment securities available for
sale                                   17,799         3,348             --         21,147       20,050          --         41,197
Investment securities held to
maturity                               38,S30         4,494             --         43,024           --                     43,024
Loans, net of allowance for loan
losses                                383,837        79,593             --        463,430       52,681          --        516,111
Bank premises and equipment            14,954         1,257             --         16,211          252          --         16,463
Accrued interest receivable             2,711           631             --          3,342          551          --          3,893
Other real estate owned                 3,004           733             --          3,737          164          --          3,901
Goodwill                                6,941           907             --          7,848           --       2,975 A       10,823
Other assets                            7,839         1,021             --          8,860          466          --          9,326
                                    ---------     ---------       --------      ---------     --------    --------      ---------
                                    $ 579,415     $ 145,415       $     --      $ 724,830     $ 75,344    $ (1,400)     $ 798,774
                                    =========     =========       ========      =========     ========    ========      =========
Liabilities and Shareholders'
Equity
Liabilities:
Deposits                              517,263       132,381             --        649,644       69,415          --        719,059
Long term debt                             --            --             --             --           --          --             --
Securities sold under agreements to
repurchase                              3,452            --             --          3,452           --          --          3,452
Accrued interest and other
liabilities                             6,212         1,770             --          7,982          594                      8,576
                                    ---------     ---------       --------      ---------     --------    --------      ---------
Total Liabilities                     526,927       134,151             --        661,078       70,009                    731,087
Shareholders' Equity:
Common stock, par value S0.01 per
share-authorized 20,000,000 shares         84         3,075         (3,061)1           98          925        (925)A          101
                                                                                                                 3 A
Additional paid in capital             33,863         8,767          3,061 1       45,691        3,781      (3,781)A       49,623
                                                                                                             3,932 A       18,089
Retained earnings                      18,640          (551)            --         18,089          999        (999)A           --
Unrealized gains (losses) on
securities available for sale,
net of income taxes                       (99)          (27)            --           (126)        (370)        370           (126)
                                    ---------     ---------       --------      ---------     --------    --------      ---------
Total Shareholders Equity              52,488        11,264             --         63,752        5,335      (1,400)        67,687
                                    ---------     ---------       --------      ---------     --------    --------      ---------
                                    $ 579,415     $ 145,415       $     --      $ 724,830     $ 75,344    $ (1,400)     $ 798,774
                                    =========     =========       ========      =========     ========    ========      =========

                      1ST UNITED BANCORP AND SUBSIDIARIES/
                     ISLAND NATIONAL BANK AND TRUST COMPANY
                AND SUBSIDIARY AND SEABOARD SAVINGS BANK, F.S.B.
                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                      For the Year Ended December 31, 1996
                      (in thousands, except per share data)
                                   (unaudited)

                                             Island
                                            National                                      Seaboard                      Bancorp/
                             1st United       Bank                       Bancorp and    Savings Bank,                  Island and
                               Bancorp    and Trust Co.                    Island          F.S.B.                       Seaboard
                              (Bancorp)     (Island)     Adjustments      Combined       (Seaboard)    Adjustments      Combined
                             ----------   -------------  -----------     -----------    -------------  -----------     ----------
 Interest Income:
 Loans, including fees        $ 33,799      $ 6,955         $  --         $ 40,754        $ 4,737        $              $ 45,491
 investment securities           4,611          675            --            5,286          1,031            --            6,317
 Other                           1,961          420            --            2,381             61          (241)B          2,201
                              --------      -------         -----         --------        -------        ------         --------
                                40,371        8,050            --           48,421          5,829          (241)          54,009
 Interest Expense:
 Interest on deposits           10,738        2,773            --           13,511          3,363            --           16,874
 Other                             139            7            --              146            114            --              260
                              --------      -------         -----         --------        -------        ------         --------
                                10,877        2,780            --           13,657          3,477            --           17,134
 Net Interest Income            29,494        5,270            --           34,764          2,352          (241)          36,875
 Provision for loan losses         170           85            --              255            215            --              470
                              --------      -------         -----         --------        -------        ------         --------
                                29,324        5,185            --           34,509          2,137          (241)          36,405
 Other Income:
 Service charges on
 deposits                        4,249          258            --            4,507            121            --            4,628
 Net losses on securities          (65)          (7)           --              (72)            --            --              (72)
 Gain on sale of loans             880           --            --              880             29            --              909
 Investment services                --          956            --              956             --            --              956
 Trust services                     --          833            --              833             --            --              833
 Other                           2,846          179            --            3,025             89            --            3,114
                              --------      -------         -----         --------        -------        ------         --------
                                 7,910        2,219            --           10,129            239            --           10,368
 Other Expense:
 Salaries and benefits          11,590        2,922            --           14,512            742            --           15,254
 Occupancy, furniture and
 equipment                       4,783        1,676            --            6,459            202            --            6,661
 Other real estate expense         612           40            --              652             --            --              652
 Professional fees                 910          364            --            1,274             80            --            1,354
 Amortization of intangible
 assets                            620          115            --              735             --            --              735
 Merger expenses                 1,221            -            --            1,221             --            --            1,221
 Other                           5,737        1,435            --            7,172          1,020           119 B          8,311
                              --------      -------         -----         --------        -------        ------         --------
                                25,473        6,552            --           32,025          2,044           119           34,188
                              --------      -------         -----         --------        -------        ------         --------
 Income Before Income
 Taxes (Benefit)                11,761          852            --           12,613            332          (360)          12,585
 Income Taxes (Benefit)          4,326           63            --            4,389             90          (133)           4,346
                              --------      -------         -----         --------        -------        ------         --------
 Net Income                   $  7,435      $   789         $  --         $  8,224        $   242        $ (227)        $  8,239
                              ========      =======         =====         ========        =======        ======         ========
 Net Income Per Common
 Share                        $   0.87      $  1.28         $  --         $   0.83        $  0.26        $   --         $   0.80
                              ========      =======         =====         ========        =======        ======         ========
 Weighted average common
 shares and common stock
 equivalents outstanding         8,587          615            --            9,952            925            --           10,237
                              ========      =======         =====         ========        =======        ======         ========

                      1ST UNITED BANCORP AND SUBSIDIARIESI
              ISLAND NATIONAL BANK AND TRUST COMPANY AND SUBSIDIARY
                        AND SEABOARD SAVINGS BANK, F.S.B.
           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                   (unaudited)
                      (in thousands, except per share data)

ISLAND NATIONAL BANK AND TRUST COMPANY

 1. Bancorp issued 1,365,000 shares of its common stock to acquire all the outstanding shares of Island common stock on April 1, 1997.

         The assets and liabilities of Island were recorded by Bancorp at their book value in accordance with the pooling of interests method of accounting. Island common stock in the amount of $3,061 is being reclassified as additional paid in capital, net of $14, the par value of Bancorp Common Stock issued to Island shareholders.

2. The Pro Forma Combined Condensed Statement of Income for each period excludes the following non recurring charges directly attributable to the transaction:

         Severance/stay bonuses                          $    283
         Merger Costs                                         252
         Other                                                 65
                                                         --------
                                                              600
         Tax effect (36%)                                     216
                                                         --------
                                                         $    384
                                                         ========

SEABOARD SAVINGS BANK, F.S.B.

 A. Bancorp will issue approximately 285,000 shares (valued at $14.50 per share) of its common stock and will pay approximately $4.125 million to acquire all the outstanding shares of Seaboard Common Stock.

         Seaboard will be merged into 1st United at the fair value of its assets and liabilities in accordance with a "purchase" as defined in Accounting Principles Board Statement 16 "Business Combination" ("APB16").

         Consideration:
               Stock consideration:
               Common stock (285,000 shares at $.01 par)                 $     3
                                                                         -------
               Additional paid in capital (less $200 in issue costs)       3,932
                                                                           3,935

               Cash:
               Cash merger costs                                             250
               Cash consideration                                          4,125
                                                                         -------
         Total Consideration                                               8,310

         Less: Fair Value of net equity(1)
               Common Stock                                925
               Surplus                                   3,781
               Undivided Profits                           999
               Unrealized losses on
                 Available for Sale Securities            (370)
                                                       -------
                                                                           5,335
                                                                         -------
               Goodwill                                                  $ 2,975
                                                                         =======
----------
(1) As all investment securities are classified as available for sale, this analysis assumes the fair value of Seaboard approximates its book value.

 B. Goodwill is amortized over 25 years. The $4.375 million in cash results in a reduction in interest earnings assuming an interest rate of 5.5%.

                                    Year Ended                  Quarter Ended
                                 December 31, 1996              March 31, 1997
                                 -----------------              --------------
 Amortization Expense                 $ 119                          $ 30
 Reduction in Interest                  241                            60

 C. Net income per share is calculated using the weighted average number of Bancorp Common Stock and stock equivalents for the periods adjusted as follows (shares in thousands):

                                               Quarter Ended      Year Ended
                                               March 31, 1997  December 31, 1996
                                               --------------  -----------------

 Bancorp historical                               $  8,638         $  8,587

 Estimated shares issued to Seaboard
 shareholders as of the beginning of period            285              285

 Shares issued to Island shareholders as of
 beginning period                                    1,365            1,365
                                                  --------         --------
                                                  $ 10,288         $ 1O,237
                                                  ========         === ====

 The following reconciles the outstanding Bancorp Common Stock at March 31, 1997 to Pro Forma outstanding Bancorp Common Stock (shares in thousands):

 Bancorp shares at March 31, 1997       8,437

 Estimated shares issued to
 Seaboard shareholders                    285

 Shares issued to Island
 shareholders                           1,365
                                       ------
                                       10,087
                                       ======